CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders
   Barrett Growth Fund:

We consent to the use of our report incorporated by reference in the Statement of Additional Information and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                                       /s/ KPMG LLP


Chicago, Illinois
October 25, 1999